UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2008

SHELTER PROPERTIES V LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

            South Carolina

  0-11574

  57-0721855

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On June 30, 2008, Shelter Properties V Limited Partnership (the “Partnership”) obtained a second mortgage loan in the principal amount of $2,400,000 on its investment property, Lake Johnson Mews Apartments, located in Raleigh, North Carolina. The second mortgage loan bears interest at a fixed rate of 6.38% per annum and requires monthly payments of principal and interest of approximately $15,000 beginning on August 1, 2008 through the July 1, 2020 maturity date. The second mortgage loan has a balloon payment of approximately $1,926,000 due at maturity.  If no event of default exists at maturity, the maturity date will be automatically extended for one additional year to July 1, 2021, during which period the second mortgage loan would bear interest at the one-month LIBOR rate plus 250 basis points and would require monthly payments of principal and interest.  The Partnership may prepay the second mortgage loan subject to a prepayment penalty.  As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee certain obligations and liabilities of the Partnership with respect to the new mortgage financing.

In connection with the second mortgage loan, the Partnership also agreed to certain modifications of the existing mortgage loan encumbering Lake Johnson Mews Apartments.  The modification includes a fixed interest rate of 7.43% per annum and monthly payments of principal and interest of approximately $40,000, beginning August 1, 2008 through the maturity date of July 1, 2020, at which time a balloon payment of approximately $4,713,000 is due.  If no event of default exists at maturity, the maturity date will be automatically extended for one additional year to July 1, 2021, during which period the mortgage loan would bear interest at the one-month LIBOR rate plus 250 basis points and would require monthly payments of principal and interest.  The previous terms of the existing mortgage loan consisted of a fixed interest rate of 7.43% per annum and monthly payments of principal and interest of approximately $57,000 through the maturity date of July 1, 2021, at which date the mortgage was scheduled to be fully amortized. The Partnership may prepay the first mortgage loan subject to a prepayment penalty.  As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee certain obligations and liabilities of the Partnership with respect to the modified loan.

In accordance with the terms of both loan agreements, payment of the loans may be accelerated at the option of the lender if an event of default, as defined in the applicable loan agreement, occurs.  Events of default include nonpayment of monthly principal and interest by the due date, nonpayment of the matured balance of the loan on the maturity date, and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Partnership.

The foregoing description is qualified in its entirety by reference to the    Amended and Restated Multifamily Deed of Trust, Assignment of Rents and Security Agreement(Recast Transaction); Amended and Restated Multifamily Note (Recast Transaction); Multifamily Deed of Trust, Assignment of Rents and  Security Agreement; and Multifamily Note, copies of which are filed as exhibits 10(iii)(s)–(v).

In accordance with the Registrant’s partnership agreement, the Registrant’s Corporate General Partner is evaluating the cash requirements of the Registrant to determine what portion of the net proceeds from the above transactions will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10(iii)

(s)

Amended and Restated Multifamily Deed of Trust, Assignment of Rents and Security Agreement(Recast Transaction) between Federal Home Loan Mortgage Corporation and Shelter Properties V Limited Partnership, a South Carolina limited partnership, dated June 30, 2008.

(t)

Amended and Restated Multifamily Note (Recast Transaction) between Federal Home Loan Mortgage Corporation and Shelter Properties V Limited Partnership, a South Carolina limited partnership, dated June 30, 2008.

(u)

Multifamily Deed of Trust, Assignment of Rents and Security Agreement between Capmark Bank and Shelter Properties V Limited Partnership, a South Carolina limited partnership, dated June 30, 2008.

(v)

Multifamily Note between Capmark Bank and Shelter Properties V Limited Partnership, a South Carolina limited partnership, dated June 30, 2008.

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELTER PROPERTIES V LIMITED PARTNERSHIP

By:

Shelter Realty V Corporation

Corporate General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

July 7, 2008